UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

HELIO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-56744	92-0586004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2448 Sixth Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 545-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2026, Helio Corporation (the “Company”) entered into a binding settlement agreement (the “Wolf Settlement Agreement”) with Sean Wolf (“Wolf”) via an exchange of emails, pursuant to which the Company and Wolf agreed to resolve and settle an aggregate outstanding obligation of $879,163 (the “Settlement Amount”), representing all principal and accrued interest owed under two promissory notes previously issued by the Company: (i) a 9.75% Promissory Note in the principal amount of $400,000 issued on October 15, 2024 to Blackwolf Venture Group LLC, a Florida limited liability company controlled by Wolf (“Blackwolf”), and (ii) a 9.75% Promissory Note in the principal amount of $500,000 issued on October 16, 2024 to Wolf (collectively, the “Notes”). The Wolf Settlement Agreement was formed by Wolf’s written offer transmitted by email, which expressly provided that a written reply of “Accepted on behalf of Helio” would constitute a binding agreement, and the Company’s acceptance of that offer by email reply from Edward Cabrera, Chairman and Chief Executive Officer of the Company, on April 27, 2026, with the sole modification that the daily volume threshold triggering the base share sale limit be increased from 14,000 shares to 20,000 shares.

The material terms of the Wolf Settlement Agreement are as follows: (i) the Settlement Amount of $879,163 shall be satisfied through net proceeds from Wolf’s sales of Helio common stock in accordance with the leak-out terms described below, and any direct payments by the Company; (ii) Wolf may sell up to the greater of (a) 4,000 shares on any trading day on which aggregate daily trading volume of Helio common stock equals or exceeds 20,000 shares, or (b) twelve percent (12%) of aggregate daily trading volume on such trading day (the “Leak-Out Terms”); (iii) no single sale block shall exceed 2,000 shares without the prior written consent of the Company; (iv) upon the earlier of the uplisting of the Company’s common stock to the NASDAQ Stock Market or the New York Stock Exchange, or July 5, 2026, the daily sale limit shall increase to twenty-five percent (25%) of aggregate daily trading volume; (v) Wolf shall provide brokerage account statements to the Company twice monthly, with net proceeds applied to reduce the Settlement Amount; (vi) Wolf shall be solely responsible for seeking the cooperation of Joseph Pitman to transfer 275,000 shares of Helio common stock held by Pitman to Wolf, subject to the same Leak-Out Terms; (vii) the Company agreed to promptly authorize ClearTrust, LLC to remove the restrictive legend on 225,000 shares of common stock held in book entry for the benefit of Wolf, no later than 9:30 A.M. Eastern Time on April 28, 2026; (viii) the Company agreed to use commercially reasonable efforts to provide a Rule 144 opinion letter with respect to the 275,000 Pitman shares following completion of their transfer to Wolf; (ix) the Company agreed to promptly contact Fidelity Investments, copying Wolf, to retract and/or correct any prior statements made by or on behalf of the Company to Fidelity regarding Wolf or the shares subject to the Wolf Settlement Agreement, and to confirm no objection to Fidelity reviewing and processing such shares; and (x) if Fidelity declines to accept the shares or restricts Wolf’s transactions, the Company shall within seven (7) business days secure an alternate brokerage firm reasonably acceptable to Wolf; if the Company fails to do so, the Wolf Settlement Agreement shall be null and void. The parties agreed to proceed without escrow.

A copy of the Wolf Settlement Agreement (email exchange dated April 27, 2026) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement (Email Exchange), dated April 27, 2026, between Helio Corporation and Sean Wolf
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: May 1, 2026	By:	/s/ Edward Cabrera
	Name:	Edward Cabrera
	Title:	Chief Executive Officer

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